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                                                                      EXHIBIT 21

                            WESTERN RESOURCES, INC.
                        Subsidiaries of the Registrant


                                            State of                 Date
            Subsidiary                    Incorporation          Incorporated

1) Kansas Gas and Electric Company           Kansas             October 9, 1990

2) Westar Industries, Inc.                   Kansas             October 8, 1990

3) Protection One, Inc.                     Delaware             June 12, 1991